Exhibit 99.5
                                                                    ------------




                                  NEWS RELEASE
                                  ------------

For Immediate Release                                     Contact: Sue D'Augusta
                                                                    650 875-4860



                  FNB Bancorp Declares Second Quarter Dividend

South San Francisco, CA: July 30, 2002: FNB Bancorp (Bulletin Board FNBG), the
--------------------------------------
holding company for First National Bank of Northern California, announced that its Board of Directors has declared a quarterly cash dividend of twelve cents per share on the Company's Common Stock. The dividend is payable on August 15,

2002 for shareholders of record on July 31, 2002.


Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:

James B. Ramsey
Senior Vice President & Chief Financial Officer
Tel: (650) 875-4862     Fax: (650) 588-9695